Exhibit No. 9(iii) on Form N-1A
                                      Exhibit No. 10 Under Item 601 Reg S/k

                         AMENDMENT #1 TO EXHIBIT 1
                                    OF
                      AGREEMENT FOR FUND ACCOUNTING,
                      SHAREHOLDER RECORDKEEPING, AND
                       CUSTODY SERVICES PROCUREMENT

     This Amendment #1 to Exhibit 1 of the Agreement for Fund Accounting, Shareholder Recordkeeping, and Custody Services Procurement is made and entered into as of the 26th day of March, 1997, by and between Marketvest Funds and Federated Services Company.

     WHEREAS, Marketvest Funds entered into an Agreement for Fund
Accounting, Shareholder Recordkeeping, and Custody Services Procurement with Federated Services Company, dated January 1, 1996; and

     WHEREAS, Marketvest Funds and Federated Services Company have agreed to supplement the Agreement, in certain respects;

     NOW, THEREFORE, the parties intending to be legally bound agree as follows:

     1. Exhibit 1 is amended by deleting the Exhibit 1 and replacing it with the following:

                         AMENDMENT #1 TO EXHIBIT 1

01/01/96  MARKETVEST FUNDS
01/01/96       Marketvest Pennsylvania Intermediate Municipal Bond Fund
01/01/97       Marketvest International Equity Fund



FEDERATED SERVICES COMPANY provides the following services:

               Fund Accounting
               Shareholder Recordkeeping


                              FUND ACCOUNTING
                               FEE SCHEDULE

MARKETVEST PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND
Annual
     First $100 Million                3.0 Basis Points
     $100 Million - $300 Million       2.0 Basis Points
     $300 Million - $500 Million       1.0 Basis Points
     Over $500 Million                 0.5 Basis Points
  Fund Minimum                                  $39,000
  Additional Class of Shares                    $12,000
(Plus pricing charges and other out-of pocket expenses)

MARKETVEST INTERNATIONAL EQUITY FUND
Annual
     First $100 Million                3.0 Basis Points
     $100 Million - $300 Million       2.0 Basis Points
     $300 Million - $500 Million       1.0 Basis Points
     Over $500 Million                  0.5 Basis Ponts
  Fund Minimum
     Up to 15 mutual funds within the Marketvest
     International Equity Fund                  $35,000
     More than 15 mutual funds within the
     Marketvest International Equity Fund       $30,000
  Additional Class of Shares                    $12,000
(Plus pricing charges and other out-of-pocket expenses)

If the Marketvest International Equity Fund invests in `Direct'' international securities, the standard International Portfolio Accounting and Recordkeeping schedule will be utilized. This schedule is as follows:

Annual
     First $100 Million                3.5 Basis Points
     $100 Million - $300 Million       2.5 Basis Points
     $300 Million - $500 Million       1.5 Basis Points
     Over $500 Million                 1.0 Basis Points
  Fund Minimum                                  $48,000
  Additional Class of Shares                    $12,000
(Plus pricing charges and other out-of-pocket expenses)

                          Out-of-Pocket Expenses

  Out-of-pocket expenses include, but are not limited to, the following:
-Postage                  - Forms
 (including overnight courier service)  -    Supplies
-Statement Stock          - Microfiche
-Envelopes                - Computer Access charges
-Telephones               - Client Specific System Enhancements
-Telecommunication Charges  - Access to the Shareholder Recordkeeping
System
 (including FAX)          - Security Pricing Services
-Travel                   - Variable Rate Change Notification Services
-Duplicating              - Paydown Factor Notification Services


                            FEES* AND EXPENSES
                         SHAREHOLDER RECORDKEEPING

I.Transfer Agency Services (includes system access and funds control and reconcilement)
  Account Fees*
  - Daily dividend fund                             $16.65
  - Non-Daily dividend fund                          $8.75
  - Contingent Deferred Sales Charge
     (additional charge for non-daily dividend funds only)  $5.00
  - Closed Accounts                                  $1.80

II.Transfer Agency Services plus ... Account Activity Processing plus ... Shareholder Servicing
  Account Fees*
  - Daily dividend fund                             $24.65
  - Non-Daily dividend fund                         $16.75
  - Contingent Deferred Sales Charge
     (additional charge for non-daily dividend funds only)  $5.00
  - Closed Accounts                                  $1.80

Minimum Fees*
  The charge for each fund, class or other subdivision will be the actual account fees or $12,000, whichever is greater.


* All fees are annualized and will be prorated on a monthly basis for billing purposes.
  Out-of-pocket expenses are not covered by these fees.

                         SHAREHOLDER RECORDKEEPING
                      OUT-OF-POCKET EXPENSES SCHEDULE

  Out-of-pocket expenses include, but are not limited to, the following:
-Postage                    -  Duplicating
 (including overnight courier service)  -    Forms
-Statement Stock            -  Supplies
-Envelopes                  -  Microfiche
-Telephones                 -  Computer Access charges
-Telecommunication Charges (including   -    Customized Programming and
Reporting
 FAX and Dedicated Line Charges)   -    Disaster Recovery
-Travel                     -  Other as Incurred

  WITNESS the due execution hereof this 1st day of January, 1997.

Attest:                       MARKETVEST FUNDS


/s/ Victor R. Siclari         /s/ Jeffrey W. Sterling
                Secretary                Vice President

Attest:                       FEDERATED SERVICES COMPANY


/s/ S. Elliott Cohan          By:/s/ Douglas L. Hein
Assistant Secretary               Senior Vice President